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                                                                    EXHIBIT 23.2


                                                          MORRISON, BROWN, ARGIZ
                                                                       + COMPANY
                                                    Certified Public Accountants



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the use in this Registration Statement of Coastal BHC, Inc. on Form SB-2, of our report dated January 26, 1999, appearing in the Prospectus, which is part of this Registration Statement, relating to the financial statements of Coastal BHC, Inc. as of December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Morrison, Brown, Argiz & Company

Miami, Florida
March 11, 1999

























1001 Brickell Bay Drive, 9th Floor, Miami, Florida 33131 phone 305.373.5500 fax 305.373.0056 http://www.mba-cpa.com

1600 Stout Street, Suite 1100, Denver, Colorado 80202
phone 303.615.9500 fax 303.615.9572